Exhibit 99.2

PAINCARE HOLDINGS PROPOSES NON-CASH ACCOUNTING ADJUSTMENTS

Public Conference Call Scheduled for Tomorrow Morning at 8:30 AM Eastern; Official 2005 Yearend Results and Financial Restatements Will Be Announced on March 30, 2006 Orlando, FL – (PR NEWSWIRE) – March 15, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced that upon the recommendation of management, and after consulting with its former and present independent auditors and other professional accounting and valuation specialists, PainCare’s Audit Committee determined that the Company will restate its historical financial statements for the years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004, and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.

According to Mark Szporka, Chief Financial Officer of PainCare, “Since the founding of PainCare in 2000, we have utilized many professional advisors and financial experts to assist us in preparing our financial statements in accordance with Generally Accepted Accounting Principles (GAAP). But as investors are aware, GAAP principles are not set in stone, but rather evolve over time. Accordingly, certain of our accounting policies that were considered by management and our advisors to reflect best industry practices over the last six years have now been superceded by new interpretations. As a result of this evolving interpretation of certain accounting rules, we are required to restate our historical financial results to account for certain non-cash expenses associated with our option plans, convertible debentures, warrants, and acquired practice intangibles. While none of these expenses are related to our provision of pain management services, we are committed to the highest level of financial reporting standards and the integrity of our financial statements.”

The Audit Committee’s decision to concur with management’s recommendations to restate was made following a review of the Company's historical financial statements by the Corporation Finance Division of the U.S. Securities and Exchange Commission (SEC). PainCare determined that as the result of its discussions with the SEC staff concerning issues related to the accounting for convertible term notes and certain freestanding and embedded derivates related to shares of PainCare’s common stock issued in several private placement transactions, PainCare will restate its consolidated financial statements for the years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. In addition, the review has also resulted in adjustments related to the recognition of goodwill and other intangibles, as well as the accounting treatment of option grants issued under the Company’s 2000 and 2001 stock option plans. PainCare’s provision for income taxes, and its recording of deferred taxes, will also be restated for each period. Specific details related to the restatement issues can be found in the associated Form 8-K filed with the SEC today.

Until PainCare has restated and reissued its results for the applicable periods, investors and other users of PainCare’s SEC filings are cautioned not to rely on the Company’s financial statements for the fiscal years ended December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, to the extent such former and current financial statements are affected by the accounting issues described in the 8-K filing.

The preliminary estimates of the restatement adjustments and financial performance described in this press release are unaudited preliminary numbers, which are being provided subject to completion of the Company’s analysis, and the continuing review and audit by PainCare’s current and former independent auditors and the Company’s Audit Committee, as well as review by the SEC. Thus, the final audited results may vary materially from these estimates. All references in this press release to financial results for 2000, 2001, 2002, 2003, 2004 and 2005 refer to PainCare’s preliminary estimates of such results after giving effect to the Company’s restatement. Unaudited pre-tax highlights of the anticipated impact of the restatements are as follows:

		For the Year Ended December 31,
Restatement Issue	2004	2003	2002	2001	2000
Variable Option Expense	357,000	13,533,000	855,000	16,000	-
Intangible Asset Amort Expense	148,000	65,000	42,000	32,000	2,000
Derivative Expense	5,541,000	-	-	-	-
Derivative Interest Expense	1,638,000	46,000	-	-	-
Derivative Interest Expense-Other
Warrants	(138,000)	1,412,000	-	-	-
Total Restatement Amount**	$7,546,000	$15,056,000	$897,000	$48,000	$2,000

		For the Three Months Ended,
Restatement Issue		Mar 31, 2005	June 30, 2005	Sept 30, 2005
Variable Option Expense (Income)		18,139,000	(6,162,000)	(5,241,000)
Intangible Asset Amort Expense		48,000	57,000	66,000
Derivative Expense (Income)		18,032,000	(5,331,000)	(4,617,000)
Derivative Interest Expense		682,000	239,000	150,000
Derivative Interest Expense-Other
Warrants		-	-		-
Total Restatement Amount**		$36,901,000	($11,197,000)	($9,642,000)

* Decrease (increase) in previously reported results; Before income tax effect of restatement

Randy Lubinsky, Chief Executive Officer of PainCare, noted, "On March 30, 2006, PainCare plans to announce its official restated financial results for all affected periods. In the meantime, I would like to assure our shareholders and employees that these non-cash expenses and associated restatement of historical periods have no impact on our business of providing state-of-the-art, cost-effective pain relief. Thanks to the hard work and dedication of our employees, we remain fully committed to the continued growth and ongoing success of our Company.”

PainCare will host a teleconference tomorrow morning, Thursday, March 16, 2006, beginning at 8:30 AM Eastern, and invites all interested parties to join management in a discussion regarding the matters discussed in this press release. The conference call can be accessed via telephone by dialing toll free 1-

800-257-7063 or via the internet at www.paincareholdings.com. For those unable to participate at that time, a replay of the web cast will be available for 90 days on www.paincareholdings.com.

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its majority-owned subsidiary, Amphora, the Company is also engaged in providing advanced Intraoperative Monitoring (IOM) and interpretation services to hospitals and surgeons; and through its wholly-owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services.

For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT:

Dodi Handy, Elite Financial Communications Group, LLC at 407.585.1080 or via email at prz@efcg.net